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                                                                    EXHIBIT 23.1


               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


The Board of Directors
Epoch Biosciences, Inc.:


We consent to incorporation by reference in the registration statement Nos. 33-66742 and 333-88909 on Form S-3 and No. 33-73074 on Form S-8 of Epoch
Biosciences, Inc. (formerly Epoch Pharmaceuticals, Inc.) of our report dated March 2, 2001, relating to the balance sheet of Epoch Biosciences, Inc. as of December 31, 2000, and related statements of operations, stockholders' equity (deficit) and cash flows for each of the years in the two-year period ended December 31, 2000, which report appears in the December 31, 2000 annual report on Form 10-KSB of Epoch Biosciences, Inc.


                                            /s/ KPMG LLP


Seattle, Washington
March 30, 2001